                                  Exhibit 10.29

List of Directors and Officers who have executed an Indemnification Agreement:

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
Angela F. Braly               Executive VP, General Counsel & Corporate Secretary
William H.T. Bush             Director
Stuart K. Campbell            Senior VP, Finance
Michael Fulk                  Senior VP & Chief Marketing Executive
Earle H. Harbison, Jr.        Director
John A. O'Rourke              Chairman & Chief Executive Officer
Roger B. Porter, Ph.D.        Director
Mary Lou Redshaw              Senior VP, Client Services
Herbert B. Schneiderman       Senior VP, Medical Delivery Systems
John J. Seidenfeld, MD        Senior VP & Corporate Medical Officer
Connie L. Van Fleet           Senior VP, Chief Information Officer
Sandra A. Van Trease          Director, President, Chief Operating Officer & Chief Financial Officer
Gloria W. White               Director
Kathleen M. Zorica            Senior VP, Business Analysis & Product Development
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